INVESTMENT ADVISER CODE OF ETHICS

INTRODUCTION

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics (the "Code") designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, the Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and, in some cases, also as Access Persons of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Person is associated. Employees identified as Supervised and Access Persons must comply with the Code. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

GENERAL ETHICAL STANDARDS

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential's values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company's ethical standards clear. At every level, employees must set the right example in their daily conduct. Prudential expects employees to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, employees must understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each employee's responsibility to ensure that we:

➢Nurture a company culture that is highly moral and make decisions based on what is right.

➢Build lasting customer relationships by offering only those products and services that are appropriate to customers' needs and provide fair value.

➢Maintain an environment where employees conduct themselves with courage, integrity, honesty and fair dealing at all times.

➢Ensure no individual's personal success or business group's bottom line is more important than preserving the name and goodwill of Prudential.

➢Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our

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Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

INVESTMENT ADVISER FIDUCIARY STANDARDS

Investment advisers frequently are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client's interest ahead of the firm's. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Adviser personnel will not engage in fraudulent, deceptive or manipulative conduct. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. In such cases, advisory personnel are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client's interest ahead of their own personal interest. An employee's fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates. Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

REPORTING VIOLATIONS OF THE CODE

It is the responsibility of each Supervised Person and Access Person to promptly report any violations of this Code to his/her Chief Compliance Officer. The investment adviser will provide disclosure of issues to clients upon request.

INCORPORATED POLICIES

In addition to this document, the following policies are also considered part of this Code:

•U.S. Information Barrier Standards. It is each Supervised and Access Person's responsibility to know whether their investment management unit is subject to the information barrier restrictions under the U.S. Information Barrier Standards. Compliance will provide training to inform employees of their obligations.

•Personal Securities Trading Standards. All investment advisory personnel are subject to the Personal Securities Trading Standards and must comply with all requirements therein unless otherwise notified by Compliance.

ADDITIONAL RESOURCES

Although not part of this Code, the Prudential's Code of Conduct, titled Making the Right Choices, applies to all Prudential employees, including those affiliated with an investment adviser. In addition to the Code, employees in the investment advisory business are also subject to all applicable compliance manuals, policies and procedures. If you have any questions as to your requirements under the Code or as to which registered investment adviser(s) you are affiliated with, you should contact your business unit compliance officer.

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2018

Personal Securities Trading Standards

Table of Contents
Personal Securities Trading Standards ...............................................................	i
Section 1: Prudential's Standards On Insider Trading..........................................	1
Section 2: General Principles and Standards of Business Conduct........................	6
Section 3: Monitoring Classifications................................................................	7
Section 4: Securities Account Maintenance.......................................................	8
Securities Accounts and Authorized Broker-Dealers .........................................	8
Mutual Fund Only Accounts and 529 Accounts.................................................	9
Discretionary Managed Accounts ...................................................................	9
Cryptocurrency Accounts............................................................................	10
Section 5: Preclearance Requirements ...........................................................	10
Preclearance Requirements – General ..........................................................	10
Preclearance Requirements - Margin Accounts and Limit Orders ......................	11
Preclearance Requirements - Gifts of Covered Securities ................................	11
Submitting a Preclearance Request..............................................................	11
Section 6: General Trading and Other Restrictions ..........................................	12
Material Nonpublic Information: ..................................................................	12
Sixty-Day Mutual Fund Holding Period .........................................................	12
Blackout Periods .......................................................................................	12
Short-Swing Profits ...................................................................................	13
Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods
and Short Swing Profits) ............................................................................	13
Prudential Securities ..................................................................................	14
Employer-issued Stock Option Transactions..................................................	14
Short Sales...............................................................................................	14
Options ....................................................................................................	14
Initial Public Offerings ................................................................................	15
Private Placements ....................................................................................	15
Investment Clubs ......................................................................................	15
PGIM Real Estate – Prudential Retirement Real Estate Fund Restrictions ("PRREF")
...............................................................................................................	15
Section 7: Additional Requirements For Designated Persons .............................	16
Trading Windows.......................................................................................	16
Preclearance Requirements ........................................................................	16
Trading Prohibitions...................................................................................	17

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Account Maintenance .................................................................................	17
Section 8: Associated Persons ......................................................................	18
Section 9: Acknowledgements ......................................................................	19
Initial and Annual Account Acknowledgement ...............................................	19
Initial and Annual Holdings Report...............................................................	19
Initial and Annual Investment Adviser's Code of Ethics...................................	19
Initial and Annual U.S. Information Barrier Standards Acknowledgement .........	20
Broker Consent .........................................................................................	20
Other Compliance Acknowledgements and Certifications ................................	20
Section 10: Administration and Recordkeeping ...............................................	20
Violations .................................................................................................	20
Recordkeeping ..........................................................................................	21
EXHIBIT A...................................................................................................	22
EXHIBIT B...................................................................................................	26
CONTACTS: PST.HELP@PRUDENTIAL.COM ......................................................	29

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Section 1: Pru d enti al's Stan d ard s o n In si d er Tradi ng

Prudential aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements to properly protect material nonpublic information and to comply with laws and regulations governing insider trading.

A. Use of Material Nonpublic and Confidential Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. The Company standards, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate master policy entitled "Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading." Additionally, the U.S. Information Barrier Standards have been adopted to provide specific requirements for employees of a U.S. Investment Sector (as defined in the U.S. Information Barrier Standards) and its constituent investment units (including their operations located outside the U.S.).

You may not use material nonpublic information, including information obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit. You must treat as confidential all information that is not publicly disclosed concerning Prudential's financial information and key performance drivers, investment activity or plans, or the financial condition and business activity (potentially including cyber incidents and cyber risk) of Prudential or any company with which Prudential is doing business.

If you possess material nonpublic information, you must preserve its confidentiality and disclose it only to other Employees who have a legitimate business need for the information. In addition, there are special rules for non-investment unit employees sharing material nonpublic information with employees of an investment unit. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.

In the course of your business activities you may be involved in confidential analysis involving other external public companies. You must treat as confidential all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for anyone's personal benefit. Under federal securities law, it is illegal to buy or sell a security while in

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possession of material nonpublic information relating to the security.1,2 It is also illegal to "tip" others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer's securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission ("SEC"). If you have any questions concerning the law or a particular situation, you should consult with the Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section I.H. Violations of these rules also may result in discipline by Prudential up to and including termination of employment. You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies.3 This restriction applies to transactions for you, members of your family, Prudential or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security while in possession of material nonpublic information.

If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security, whichever is longer. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information. You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a "need to know").

1Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides for an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan ("Individual Trading Plan"). Certain Prudential employees may be eligible to enter into an Individual Trading Plan with respect to certain sales of Prudential securities and exercises of Prudential employee stock options. Any Individual Trading Plan must be precleared in accordance with Company standards. These individuals have been specifically notified.

2In some circumstances, additional elements may be required for there to be a violation of law, including scienter and breach of a duty.

3Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

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You should refrain from buying or selling securities issued by any companies about which you are involved in confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

C. What is Nonpublic Information?

Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither partial disclosure (disclosure of part of the information) nor the existence of rumors is sufficient to consider the information to be public. If you are uncertain as to whether information is nonpublic, you should consult the Law Department or your Chief Compliance Officer.

While you must be especially alert to sensitive information, you may consider information received directly from a designated company spokesperson to be public information unless you know or have reason to believe that such information is not generally available to the investing public. An Employee working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

Example:

When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying: "This is not generally known but .

. ." In such a situation, the analyst should assume that the information is nonpublic.

D. What is Material Information?

There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy, sell, or hold a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult the Law Department or your Chief Compliance Officer. Material information may be about Prudential or another public company.

Examples:

•Information about a company's earnings or dividends (e.g., whether earnings will increase or decrease);

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•Information about a company's physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);

•Information about a company's personnel (e.g., a valuable employee leaving or becoming seriously ill);

•Information about a company's pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);

•Information about a company's financial status (e.g., financial restructuring plans or changes to planned payments of debt securities);

•Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company; or

•Information about pending litigation involving a company generally should be considered material.

Information may be material even though it may not be directly about a company (e.g., if the information is relevant to that company or its products, business, or assets).

Examples:

•Information that a company's primary supplier is going to increase dramatically the prices it charges; or

•Information that a competitor has just developed a product that will cause sales of a company's products to plummet.

Material information may also include information about Prudential's activities or plans relating to a company unaffiliated with Prudential.

Examples:

Information that Prudential is going to enter into a transaction with a company, such as, for example, awarding a large service contract to a particular company.

E. "Front-running" and "Scalping"

Trading while in possession of information concerning Prudential's trades is prohibited by Prudential's insider trading rules and may also violate federal law. This type of trading activity is referred to as "front running" and "scalping".

Front running occurs when an individual, with knowledge of Prudential's trading intentions, knowingly makes a trade in the same direction as Prudential just before Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

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Scalping is making a trade in the opposite direction just after Prudential's trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

Example:

Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of Prudential in expectation that the large sale will depress its price, you are engaging in front running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

F. Private Securities Transactions

The anti-fraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material nonpublic information.

G. Charitable Gifts

If you are in possession of material nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H. Penalties for Insider Trading4

1. Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

2. Penalties for Supervisors

The law provides for penalties for "controlling persons" of individuals who engage in insider trading. Accordingly, under certain circumstances, supervisors of an Employee who is found liable for insider

4In addition to the penalties listed in this section, Prudential and/or Prudential Employee could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan's investment.

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trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an Employee is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as restrictions placed on Prudential's ability to conduct certain business activities including broker- dealer, investment adviser, and investment company activities.

Section 2: Gen eral P ri n cip l es and Stan d ard s o f Bu si n ess Cond u ct

As a leader in the insurance and financial services industry, Prudential Financial, Inc. and its subsidiaries (collectively "Prudential" or the "Company") aspire to the highest standards of business conduct. Maintaining high standards requires a total commitment to sound ethical principles and Prudential's values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

Consistent with this standard, Prudential has developed these Personal Securities Trading Standards (the "Standards") which are designed for Prudential and its Employees to comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), the Conduct Rules of the Financial Industry Regulatory Authority ("FINRA"), Rule 204A-1 under the Investment Advisers Act of 1940, and Rule 17(j) under the Investment Company Act of 1940 as applicable.

The Company has delegated administration of these Standards to its Corporate Compliance Securities Monitoring Unit ("SMU"). Using the FIS Protegent PTA system ("FIS"), and other methods, SMU conducts reviews of personal securities transactions with a view towards determining whether Employees have complied with all applicable provisions of these Standards. SMU is responsible for developing and maintaining standard operating procedures detailing the scope and frequency of surveillance reports. Local Business Unit Compliance is responsible for developing and maintaining more detailed standard operating procedures around this monitoring process to detect and prevent violations of these Standards.

No business unit may adopt standards or procedures that are less stringent than these Standards without approval from Prudential's Chief Compliance Officer. However, business units may adopt standards and procedures that are more stringent than those contained herein.

Capitalized Terms used throughout these Standards are defined in the Glossary in Exhibit A.

Exhibit B provides a summary of the requirements under these Standards. If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of these Standards, please contact SMU at PST.help@prudential.com.

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Section 3: Mon i to ri ng Classi fi cati o n s

Employee classifications (also referred to as Access Levels) are disclosed to them within FIS. Certain contingent workers may be classified under these Standards and the classifications for such persons are disclosed in FIS as well. For ease of reference, the term Employee will be used throughout these Standards and multiple classifications may apply depending on the person's role. If you have been assigned multiple classifications in FIS, please note that you must adhere to the requirements for all classifications that have been assigned to you. The classifications under these Standards are as follows:

•Supervised Persons – Individuals who are officers, directors and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser's supervision and control.

•Covered Persons – Employees, other than Access Persons, who may have access to sensitive or confidential information about third parties or external companies or those individuals who the Company determines should be monitored due to their role in the organization. Certain Covered Persons may be subject to preclearance of personal securities trading activity, depending on their access to material non-public information

•Access Persons - Employees who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations, or have access to nonpublic portfolio holdings of mutual funds. This includes Employees or officers of a mutual fund or investment adviser who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of securities by any portfolios managed by the business unit or group of business units to which the individual is deemed to have access. This may also include Employees who do not have access to nonpublic trading or holdings information, but who have been identified by Compliance as individuals who should be held to the standards that apply to an Access Person because of the activities conducted by their business unit.

•Investment Persons – Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for client accounts (i.e., public-side portfolio managers, traders, analysts, other individuals designated by the Local Business Unit Compliance Officer).

•Designated Person - An Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential. Material nonpublic information may consist of financial or non-financial information about Prudential as a whole or one or more Divisions or Segments. See Section 6.

•Associated Person - Any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any Employee of the broker- dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. This includes

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all Employees who are registered with a member firm of the Financial Industry Regulatory Authority (aka "FINRA"). See Section 7.

Employees should consult with their Local Business Unit Compliance Officers to determine whether any additional personal trading standards or procedures have been adopted by their business unit. Furthermore, Employees located outside of the United States should consult with their Local Business Unit Compliance Officers for clarification regarding the applicability of these Standards which may be limited due to local laws.

Section 4: Secu ri ti es Acco unt Mai nten an ce

Securities Accounts and Authorized Broker-Dealers

Access Persons, Investment Persons, and Covered Persons are required to maintain their Securities Accounts at an Authorized Broker-Dealer (please see Exhibit A for the definition of Securities Accounts and for the list of Authorized Broker-Dealers). This requirement does not apply to Employees outside of the U.S. maintaining accounts with foreign broker dealers, unless such Employees are classified as Covered Persons or they are employed by a U.S registered investment adviser that is affiliated with the Company. Restrictions pertaining to ownership of Prudential stock in unauthorized broker-dealer accounts apply to Designated Persons. Please see the Additional Requirements for Designated Persons Section of these Standards for details.

All Securities Accounts must be reported in FIS which can be accessed by typing "PST" into a web browser on your Prudential computer. Employees who are newly subject to this requirement are required to transfer their Securities Accounts to an Authorized Broker-Dealer within sixty days of their Company start date or the date the Employee becomes subject to these Standards as a result of transfer or newly acquired access to material, nonpublic information. In addition, in the event that you open a new Securities Account, you must report it in FIS within thirty days of activating the new account.

Exceptions to the Authorized Broker-Dealer requirement will be evaluated on a case-by-case basis and will be approved on a limited basis (e.g., blind trusts, non-transferable securities, Discretionary Management Accounts, spousal accounts where the spouse is subject to the same Authorized Broker- Dealer requirement as the Employee, cryptocurrency accounts). Exceptions, other than for non-U.S. Employees, to the Authorized Broker-Dealer requirement or any other reporting requirement must be submitted to the Chief Compliance Officer responsible for your business unit who will submit the request to the appropriate business unit or corporate department executive for review and approval. Exceptions for Employees outside the U.S. may be granted by the local business unit head provided that Compliance recommends approval. If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the Employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

Even if you are granted an exception to the Authorized Broker-Dealer requirement and are permitted to maintain an account with a broker-dealer who is not authorized, you must direct the brokerage

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firm(s) that maintain(s) your securities account(s) to send duplicate copies of your trade confirmations and account statements ("trading activity") to the SMU. A sample letter to a brokerage firm is available in the FIS system.

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts.

Mutual Fund Only Accounts and 529 Accounts

Access Persons and Investment Persons must report all Securities Accounts held at a broker-dealer even if the account is limited to the purchase and sale of open end mutual funds. However, Covered Persons do not have to report Securities Accounts that are limited to the purchase and sale of open end mutual funds.

Some mutual fund companies allow mutual fund shares to be purchased and held directly through the fund's transfer agent rather than through a broker-dealer. Such mutual fund transfer agency accounts, including the underlying transactions and holdings in those accounts, do not need to be reported to Prudential.

529 College Savings Plans purchased directly from a state sponsor rather than through a broker- dealer are not subject to these Standards and do not require disclosure.

Discretionary Managed Accounts

Access Persons, Investment Persons, Covered Persons and Designated Persons must disclose Discretionary Managed Accounts to SMU and must provide a copy of the executed Discretionary Managed Account Agreement for review and approval. Upon approval, duplicate statements and trade confirmations for these accounts are not required to be submitted unless you are an Employee who is subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934 (such Employees will be notified by SMU). However, any Employee may be asked to provide Compliance with periodic statements for certain Discretionary Managed Accounts.

A Discretionary Managed Account Agreement may establish general investment objectives. However, the account owner may not make or be permitted to make any specific decisions regarding the purchase or sale of individual securities for the account. If the account owner has granted management of their Discretionary Managed Account to a third party, then the account owner must not influence or control the account, such as by suggesting purchases or sales of investments, directing transactions, or consulting with the manager regarding allocation of investments in any way that could affect the selection of specific securities.

Certain Employees who are affiliated with an investment adviser, have reported and have received approval to maintain a Discretionary Managed Account are required to complete a periodic certification to the effect that they have not influenced the purchase and sale of investments as noted

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in the paragraph above. The Financial Professional responsible for the Discretionary Managed Account may be required to a separate certification to Prudential regarding the account. Additionally, they may be asked periodically to discuss the nature of the account with Compliance.

For the purposes of these Standards, automated adviser accounts (colloquially referred to as robo- advisers) that utilize algorithms to manage client assets may be subject to the same provisions of these Standards as Discretionary Managed Accounts provided the robo-adviser's managed account agreement is accepted by Compliance.

Cryptocurrency Accounts

Access and Investment Persons, including household members of such Employees, must disclose all cryptocurrency accounts or "wallets" as they are commonly known. The purchase or sale of actual cryptocurrency does not currently require preclearance; however, all cryptocurrency-based ETFs and futures contracts will be subject to the same ETF and futures contracts preclearance requirements as currently stated in these Standards.

Employees currently required to preclear ETFs and/or futures contracts will have the same preclearance requirements for cryptocurrency-based ETFs and futures contracts. Additionally, private placements require preclearance even if the offered securities are being purchased with cryptocurrency. These Employees and their household members are required to disclose holdings of cryptocurrency-based ETFs and futures as part of their Annual Holdings Reports. Also, certain cryptocurrency offerings such as an initial coin offering may be considered a securities offering. You should contact the SMU to determine whether any such offering requires preclearance.

Section 5: Preclearan ce Req u i rements

Preclearance Requirements – General

Preclearance of personal securities transactions allows Prudential to prevent personal trades that may conflict with Client trades or transactions. As such, Access Persons (subject to the exceptions noted below) and Investment Persons must preclear all transactions in Covered Securities as defined in Exhibit A. Preclearance is not required for transactions that are Non-Volitional as defined in Exhibit

A.Furthermore, preclearance is not required by the following Access Persons:

•Access Persons in Global Portfolio Strategies Inc. ("GPSI") are subject to limited preclearance requirements that apply only to issuers on the GPSI Restricted List. Access Persons in GPSI should contact their Local Business Unit Compliance Officer for more information regarding which Covered Securities require preclearance; and

•Access Persons of Pruco Securities LLC ("Pruco")/ Prudential Financial Planning Services

("PFPS") are generally required to: (i) avoid placing their own personal interests ahead of the interests of PFPS clients; (ii) avoid taking inappropriate advantage of their position with the Company; and (iii) avoid any actual or potential conflicts of interest. PFPS Access Persons'

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personal securities transactions are monitored for potential conflicts of interest in ETF trades where the same ETF is transacted in their clients' accounts on the same day.

•Access and Investment Persons of Prudential Customer Solutions LLC ("PCS") are only required to preclear the exchange-traded funds, and their equivalents or derivatives, offered through the adviser's platform. Additionally, all PCS Access and Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent exchange-traded fund offered through the adviser's platform within any sixty- calendar day period. Transactions resulting in a loss are not subject to this prohibition.

Covered Persons in Prudential Retirement and other areas of the company may be restricted from purchasing or selling securities of certain issuers engaged in pension risk transfer ("PRT") activities. Such restrictions apply to all Securities Accounts, excluding accounts that are limited to only purchasing and selling open-end mutual funds, in which the Covered Person is deemed to have a beneficial interest. If you are a Covered Person subject to PRT restrictions, you must determine whether the security you intend to trade is on the Restricted List prior to executing a trade. You can confirm the restricted status of a security by entering a preclearance request into FIS or by contacting your Local Business Unit Compliance Officer.

Preclearance Requirements - Margin Accounts and Limit Orders

Trading approval is valid only for the day that it is granted. Employees who are subject to preclearance are discouraged from entering limit orders that carry over to a future trading day and from maintaining margin accounts. If you engage in multi-day limit orders, you must obtain preclearance approval on each day that the order is outstanding. Transactions triggered by limit orders, margin calls, or margin account maintenance fees require preclearance approval may result in violations of the Standards.

Preclearance Requirements - PGIM Real Estate and PGIM Real Estate Finance

All Access Persons of PGIM Real Estate and PGIM Real Estate Finance and functional Employees who are co-located with these units preclear all Covered Securities including real estate-related securities.

Preclearance Requirements - Gifts of Covered Securities

Preclearance is also required if an Access Person or Investment Person gifts or donates a Covered Security to a person, charity or other business entity. With respect to Access Persons and Investment Persons in QMA, these Employees must also preclear gifts, donations and the receipt of Prudential- related securities.

Submitting a Preclearance Request

For U.S. based Employees, preclearance requests must be submitted via FIS which can be accessed by typing "PST" into a web browser on your Prudential computer. Automated feedback will be provided as to whether the request is approved, denied, or in need of further review. Generally,

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preclearance requests may be submitted between 6:00 AM and 4:00 PM Eastern Standard Time. Submitting a preclearance request outside of these times will result in a system-generated denial. Approved trades must be executed by the close of business on the day in which the preclearance approval is granted. Approved orders for securities traded in foreign markets may be executed within two business days from the date preclearance is granted. Failure to obtain preclearance approval on the exact day of trading will result in a violation.

For non-U.S. based Employees, in certain instances local law or administrative issues may prohibit the use of FIS. In these cases, the personal trading activity of these Employees is approved, monitored, and tracked locally by the business unit compliance department through other methods which may include paper.

For private securities transactions, preclearance is a manual process and paper approval request forms can be obtained through FIS or by contacting your Local Business Unit Compliance Officer. Completed private securities transaction must be reported to your Local Business Unit Compliance Officer within ten days following the close of the quarter in which the trade was executed.

Section 6: Gen eral Trad ing and Oth er Restri cti on s

Material Nonpublic Information:

No Employee may buy or sell any security while in possession of material, nonpublic information about the issuer of that security.

Sixty-Day Mutual Fund Holding Period

Subject to the exceptions noted below, Investment Personnel, as well as the President, Chief Compliance Officer, and Chief Legal Officer of PGIM Investments LLC and AST Investment Services, Inc. (and each of their respective direct reports) are required to hold Affiliated Open End Mutual-Funds purchased for a period of 60-days. Profits realized on such transactions that do not adhere to the requirements of this Section may be required to be disgorged to the Fund or as otherwise deemed appropriate by the Committee.

Blackout Periods

Subject to the exceptions noted below: i) Access Persons are prohibited from knowingly executing a securities transaction on the same day that a client in their business unit has a pending buy or sell order in the same or an equivalent security; and ii) Investment Persons are prohibited from knowingly buying or selling a security within seven calendar days before or after a client in their business unit trades in the same or an equivalent security. These prohibitions will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index. Transactions inadvertently executed by an Access Person or Investment Person during a blackout period will not be considered a violation provided that the transaction was precleared and was conducted without prior knowledge of the client trade.

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Designated Persons are prohibited from executing trades in Prudential related securities unless the trading window is open. Certain sales of Prudential securities and exercises of Prudential Employee stock options are permitted during blackout periods only if made pursuant to the Company precleared Individual Trading Plan, otherwise known as a 10b5-1 plan, that is maintained by SMU.

Short-Swing Profits

Subject to the exceptions noted below, Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty- calendar day period. Transactions resulting in a loss are not subject to this prohibition.

•For Investment Persons in SIRG, this prohibition is limited to the purchase and sale of the same or equivalent exchange traded funds. Transactions resulting in a loss are not subject to this prohibition.

•Access and Investment Persons of PCS are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent exchange traded fund offered through the adviser's platform within any sixty-calendar day period. Transactions resulting in a loss are not subject to this prohibition.

In keeping with the spirit of this restriction, Investment Persons should not engage in options or other derivative strategies that lead to the exercise or assignment of securities that would result in a prohibited transaction (i.e., writing a short call or buying a long put with an expiration date of less than sixty days). Any such transaction would be considered as turnover within the sixty-day period and will result in a violation of these Standards.

Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits)

Exceptions may be granted to the Sixty-Day Holding Period, Blackout Periods and Short Swing Profits when the transaction is Non-Volitional or is:

•in an approved Discretionary Managed Account;

•part of an automatic investment/withdrawal program; or

•part of an automatic rebalancing program.

Exceptions to Access/Investment Person Blackout Period and Short Swing Profit provisions may also be granted for De Minimis Transactions which are:

•any trades, or series of trades effected over a 30-calendar day period, involving 500 shares or less in each direction (purchase or sale) of an equity security; and

•any fixed-income securities transaction, or series of related transactions effected over a 30- calendar day period, involving 100 units ($100,000 principal amount) or less in each direction (purchase or sale).

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Prudential Securities

All Employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company. For purposes of these Standards, all requirements and restrictions relating to Prudential securities include, but are not limited to common stock, bonds (including convertible bonds), the Prudential Financial, Inc. Common Stock Fund ("PFI Common Stock Fund"), Employee stock options, restricted stock, restricted stock units, performance shares, performance units, exchange traded or other options and Prudential Financial single stock futures.

All Employees are also prohibited from selling Prudential securities short including "short sales against the box", hedging Prudential securities transactions, and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. These restrictions include: put or call options; prepaid variable forward contracts; equity swaps; collars; exchange traded funds; and any other financial instrument that is designed to hedge or offset any change in the market value of Prudential securities.

Employer-issued Stock Option Transactions

The exercise of Employee stock options issued by the Company requires preclearance by QMA Access and Investments Persons. The exercise of Employee stock options granted by a third party as compensation do not require preclearance provided the converted shares are not liquidated. All Employees with preclearance obligations must preclear the liquidation of shares resulting from the exercise of an employer-issued stock option.

Short Sales

Investment Persons may not sell any security short which is owned by any portfolio managed by the business unit that he/she supports with the exception of short sales "against the box". A short sale "against the box" refers to a short sale when the seller owns an equivalent amount of the same securities. However, Employees may not short sell Prudential related securities under any circumstances.

Options

Access Persons and Investment Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. Access Persons and Investment Persons may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to preclearance and the same restrictions applicable to other securities. Access Persons and Investment Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, Investment Persons should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

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Initial Public Offerings

All Registered Representatives and Investment Persons (with the exception of Investment Persons in SIRG) are prohibited from purchasing initial public offerings of securities. Access Persons and SIRG Investment Persons must preclear purchases of initial public offerings of securities. Such preclearance requests should be submitted via FIS to your Local Business Unit Compliance Officer. For purposes of these Standards, "initial public offerings of securities" do not include offerings of government or municipal securities.

Private Placements

Access Persons and Investment Persons are prohibited from investing in a private placement without prior approval from their Local Business Unit Compliance Officer. Such approval must be obtained from the Local Business Unit Compliance Officer, based on a determination that no conflict of interest is involved.

Restricted Lists and Watch Lists

Access Persons (with the exception of Access Persons in GPSI), Investment Persons and Covered Persons are prohibited from purchasing or selling securities of issuers on their respective business unit's Restricted List. Access Persons in GPSI are prohibited from purchasing or selling securities of issuers on the GPSI Watch List if they have access to material nonpublic information regarding such issuers.

The Local Business Unit Compliance Officers are responsible for maintaining these Restricted Lists and/or Watch Lists pursuant to their standard operating procedures. Each unit's Restricted/Watch List(s) is typically coded into FIS by SMU for automated monitoring. Restricted Lists and Watch Lists are confidential, and may not be shared across investment segments.

Employees who acquired restricted securities prior to becoming an Access Person, Investment Person and Covered Person, or prior to the security being placed on the unit's Restricted List or Watch List, must obtain written exception from their Local Business Unit Compliance Officer prior to the sale of such security.

Investment Clubs

Access Persons and Investment Persons may not participate in Investment Clubs.

PGIM Real Estate – Prudential Retirement Real Estate Fund Restrictions ("PRREF")

PGIM Real Estate Employees, as well as certain other individuals who have been specifically notified, collectively called "PRREF Covered Individuals", are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. Generally, PRREF Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window. However, certain limited transactions are permissible during blackout periods. Please contact your Compliance Officer for additional information regarding blackout period exclusions.

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Controls have been established to prevent prohibited transactions during closed trading windows. If a blocking system fails, the Employee is still responsible for adherence to these Standards. PGIM Real Estate compliance officers will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

Section 7: Add i tio n al Requ i rements Fo r D esign ated Perso n s

A Designated Person is an Employee who, during the normal course of his or her job has routine access to material, nonpublic information about Prudential, including information about one or more business units or corporate level information that may be material to Prudential. Employees who have been classified as a Designated Person have been informed of their status. If you have been classified as a Designated Person, but you do not think you have access to material nonpublic information about Prudential, you should contact the SMU to determine whether you should be reclassified. Please note, that as a Designated Person you may also have another classification under these Standards (e.g., Designated Person and Access Person). If so, you are required to comply with the strictest requirements of all such classifications.

The requirements and restrictions covered in this section apply to all accounts that hold and trade Prudential common stock (symbol: "PRU") in which a Designated Person or an Immediate Family member has a direct or indirect beneficial interest and exercise investment discretion.

Designated Persons located outside of the United States should contact their Local Business Unit Compliance Officer regarding the applicability of the provisions set forth in this section which may be limited due to local laws.

Trading Windows

Designated Persons are permitted to exercise their Prudential options and trade in PRU only during certain "open trading windows". Trading windows will be closed for periods surrounding the preparation and release of Prudential's financial results. The Company may also close the trading window at other unscheduled times and would provide notice when doing so. Approximately 48 hours after Prudential releases its quarterly earnings to the public, the trading window generally opens and will remain open until approximately three weeks before the end of the quarter.

Although certain automated blocks have been put in place to prevent trading when the trading window is closed, it is ultimately the Designated Person's obligation to only trade Prudential related securities when the trading window is open. If a blocking system fails, the Designated Person remains responsible if a violation occurs.

Preclearance Requirements

During the "open trading windows", Designated Persons who are Levels 1-6 and pay grades 56A and 560 must obtain preclearance approval via FIS prior to trading in Prudential related: common stock; bonds; Employee stock options; restricted stock; performance shares/units; exchange traded or other options; single stock futures; the Prudential Financial, Inc. Common Stock Fund; or engaging in any Prudential related transactions under the Prudential Stock Purchase Plan (PSPP), Prudential Deferred

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Compensation Plan, or Prudential Employee Savings Plan (PESP) affecting the Prudential Financial, Inc. Common Stock Fund. For QMA, this preclearance requirement applies to Designated Persons at all levels.

The preclearance requirement for Prudential related transactions excludes transactions in Prudential mutual funds and annuities.

Transactions affecting Prudential related securities must be completed during the open trading window and must be precleared when executed within Dividend Reinvestment Plans (DRIPs), the Prudential Deferred Compensation Plan, the Prudential Employee Savings Plan (PESP) and the Prudential Stock Purchase Plan (PSPP). However, there are certain limited exceptions to these requirements such as initial plan enrollments, catch-up contribution elections, contribution and deferral rate changes, and dividend elections. Designated Persons should contact their Local Business Unit Compliance Officer or SMU prior to engaging in a DRIP, PESP or PSPP related transaction.

Therefore, Designated Persons may not enter into "good until cancelled" or "limit" orders involving Prudential securities that carry over until the next trading day.

Designated Persons located outside of North or South America are granted approval for two business days including the date preclearance is granted. In addition, Designated Persons located in the United Kingdom ("UK") will be permitted additional time to complete exercises of Prudential Employee stock options due to the settlement requirements within the UK, provided that the exercise is submitted within two days of receiving preclearance approval.

Trading Prohibitions

All Designated Persons are prohibited from short selling Prudential securities. This prohibition includes "short sales against the box", hedging Prudential securities transactions, and from participating in any exchange traded Prudential options or futures transactions on any security issued by Prudential. These restrictions include prepaid variable forward contracts, equity swaps, collars, exchange traded funds, and other financial instruments that are designed to hedge or offset any decrease in market value of Prudential securities.

Account Maintenance

All Designated Persons are required to hold and trade Prudential Financial stock only at an Authorized Broker-Dealer. While Prudential Financial stock held at Computershare is subject to the preclearance provisions of these Standards, Designated Persons are not required to transfer PRU positions held at Computershare to an Authorized Broker-Dealer. Within 30 days, Designated Persons must report all new accounts, including account numbers, to ensure that transaction records are sent to the SMU.

Designated Persons who are Levels 1-6 and pay grades 56A and 560 in addition to Associated Persons must direct their brokerage firm(s) to send duplicate copies of trade confirmations and account statements to the SMU and/or authorize their broker to provide personal trading data via an electronic feed to Prudential. Certain brokers may require written consent forms with physical

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signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts.

All other Designated Persons do not have to maintain brokerage accounts that do not hold or trade PRU at an Authorized Broker-Dealer, duplicate statements and confirmations are not required.

Section 8: Asso ciated Perso n s

Prudential has three broker-dealers, Pruco Securities, LLC ("Pruco"), Prudential Investment Management Services, LLC ("PIMS") and Prudential Annuities Distributors, Inc. ("PAD"), referred to collectively as the "Prudential Broker-Dealers". Unlike other Prudential businesses, the nature and scope of PIMS and PAD businesses are such that their Associated Persons generally do not, as a result of broker-dealer activity, have access to material nonpublic information concerning publicly traded securities. Accordingly, PIMS and PAD Associated Persons are generally not subject to the trading and reporting provisions of these Standards unless they have also been classified as an Access Person, Investment Person, Covered Person, or Designated Person in which case they are subject to the trading and reporting provisions that apply to these classifications.

Employees who are solely classified as Associated Persons are not subject to all of the requirements set forth in these Standards. Instead, these Employees must only comply with the following SEC and FINRA related personal securities trading requirements that apply to Associated Persons:

•Notify the applicable Prudential Broker-Dealer, in writing, prior to opening an account at another broker-dealer, and notify the other broker-dealer that they are an Associated Person of a Prudential Broker-Dealer. Associated Persons are not required to report accounts that are limited to the following types of investments: (1) mutual funds; (2) variable life and variable annuity contracts; (3) unit investment trusts; (4) certificates of deposit; (5) 529 Plans; and (6) money market fund accounts.

•Annually, sign a statement affirming that they have read and understand Prudential's Insider Trading Standards;

•Do not purchase equity securities in an Initial Public Offering. Such purchases are prohibited. This prohibition applies to purchases in your Securities Accounts and in the Securities Accounts of your Immediate Family; and

•Preclear all private placement transactions through your Local Business Unit Compliance Officer, including purchases and sales of limited partnership interests.

Associated Persons should also refer to the personal trading related requirements set forth in the policies and procedures of the Prudential Broker-Dealer that they are associated with.

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Section 9: Ackno wl edgements

For U.S. based Employees, all reports and acknowledgements must be completed via FIS. For non- U.S. based Employees, reports and acknowledgements are coordinated via your Local Business Unit Compliance Officer and, based on your location, may be disclosed via FIS. Based on your classification, you may be required to complete one or more acknowledgements upon hire, transfer or role change. Failure to complete acknowledgements in a timely manner may result in disciplinary action such as monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

Initial and Annual Account Acknowledgement

Upon hire/transfer, all Access Persons, Investment Persons, Covered Persons and Designated Persons must acknowledge receipt of these Standards and attest that they have complied with these Standards and related policies. This Acknowledgement Form includes a listing of the location of all reportable Securities Accounts, including those held at Authorized Broker-Dealers and those held at non- authorized firms. Your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to the SMU. Additionally, by signing the Acknowledgment Form you agree to notify the SMU of any changes to your accounts that are not held at an Authorized Broker-Dealer per an exception that has been granted to you.

Initial and Annual Holdings Report

Within ten calendar days of becoming an Access Person or Investment Person, these Employees must also disclose their personal securities holdings. This Initial Holdings report must include all holdings of private securities (e.g., limited partnership interests, private placements, hedge funds, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds. This includes those positions held in 401(k) Plans held at other companies, variable insurance products and annuities, excluding money market funds. Security positions held in Discretionary Managed Accounts and certain trust accounts are not required to be reported on an Initial Holdings Report. All Initial Holdings Reports must include information that is current within the previous forty-five days.

Initial and Annual Investment Adviser's Code of Ethics

All Access Persons, Investment Persons and Supervised Persons must file Investment Adviser Code of Ethics ("Code") attestation acknowledging:

•Acknowledge receipt of their Investment Adviser Code of Ethics ("Code"), including these Standards and any amendments to the Code and/or Standards;

•Compliance with all applicable federal securities laws; and

•Disclosure of any violations of the Code including these Standards to his/her Chief Compliance Officer or the Securities Monitoring Unit.

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Initial and Annual U.S. Information Barrier Standards Acknowledgement

All Access Persons, Investment Persons and Supervised Persons must submit an acknowledgment that s/he has received training on Prudential's U.S. Information Barrier Policy (the "Chinese Wall Policy"), have read and understand the Information Barrier Policy and will abide by the terms stated therein.

Broker Consent

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts. To assure compliance with these Standards, you must provide consent in a manner required by each broker.

Other Compliance Acknowledgements and Certifications

Employees may be required to submit additional acknowledgements or certifications upon request as regulatory requirements change and industry standards evolve. Employees will be notified by Compliance when new acknowledgments are required.

Section 10: Ad min i stratio n an d Reco rd keep ing

Violations

Employees are required to promptly report any known violations of these Standards to their business unit Chief Compliance Officer or his/her designee. Reported violations and other violations of these Standards detected through internal monitoring will be reported to the Personal Securities Trading/Mutual Fund Code of Ethics Committee or the Designated Persons & Covered Persons Trading Standards Committee, as applicable. These Committees will review all violations of these Standards and determine any sanctions or other disciplinary actions that may be deemed appropriate. Depending on the facts and circumstances of the violation, sanctions may include monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment. In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

Exceptions

While exemption from certain provisions of these Standards may be granted by the Local Business Unit Compliance Officer (as noted in the sections above), exemption from the Standards in their entirety may only be granted by the Chief Compliance Officer of Prudential Financial, Inc. In all instances, exceptions will only be granted where such exception would not violate laws or regulations.

All personal trade monitoring requirements outlined in these Standards remain in effect while an Employee is on leave of absence, disability, or vacation. In certain circumstances when the

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Employee will have no access to Prudential or its systems while on extended leave, the Employee may request a temporary suspension from certain requirements. The Employee must work with the appropriate business unit compliance officer (and management) to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all requirements remain in effect for that Employee and his/her Immediate Family Member(s).

Recordkeeping

Prudential's registered investment advisers are required under the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to keep records of certain transactions in which Access and Investment Persons have a direct or indirect beneficial interest. SMU, with assistance from the business unit compliance teams, maintains all records relating to compliance with these Standards such as preclearance requests, exception reports, memoranda relating to non-compliant transactions, records of violations and any actions taken as a result thereof, acknowledgements, and the names of Access Persons. These records are maintained in accordance with applicable law and Prudential's Recordkeeping Standards.

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EXHIBIT A

Definitions

Affiliated Exchange Traded Fund – a proprietary fund advised by Prudential, or a non-proprietary fund subadvised by Prudential, and any fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Closed-End Fund – a proprietary closed-end fund advised by Prudential, or a non- proprietary closed-end fund subadvised by Prudential, and any closed-end fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Open-End Mutual Fund - a proprietary investment company advised by Prudential, or a non-proprietary investment company subadvised by Prudential, and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Authorized Broker-Dealer - the Authorized Broker-Dealers include:

•Charles Schwab

•Chase Investor Services Corp (CISC)

•Computershare Investor Services (Prudential Stock only)

•E*TRADE

•Fidelity Investments

•JP Morgan Chase

•Merrill Lynch

•Morgan Stanley

•Pruco Securities

•Raymond James

•TD Ameritrade

•UBS Financial Services

•Wells Fargo Advisors

•Apex Clearing Corporation (only for accounts opened through the PIMA/Link trading platform)*

*Duplicate statements and confirmations are not required for PIMA/Link accounts established with Apex Clearing Corporation given its algorithm-based model. Self- directed brokerage accounts established with Apex Clearing Corporation are not permitted under these Standards without prior Compliance approval.

Automatic Investment Plan – regular periodic purchases (or withdrawals) that are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans ("DRIPs") and Employee Stock Purchase Plans ("ESPPs").

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Company - Prudential Financial, Inc. and its subsidiaries, otherwise known as "Prudential".

Covered Security - includes all securities in which an Access Person or Investment Person has the opportunity, directly or indirectly, to profit or share in the profit derived from transactions in such securities. This includes all equity, debt and derivative related transactions with the exception of:

•direct obligations of the U.S. Government;

•bankers acceptances;

•bank certificates of deposit;

•commercial paper;

•high quality short-term debt (A-1, P-1 & maturity of less than 1 year), including repurchase agreements;

•U.S. treasury bills, notes, bonds (must be precleared only by Employees in PGIM Fixed Income);

•Currencies (must be precleared only by Employees in PGIM Fixed Income);

•Cryptocurrencies (does not require preclearance- see the Cryptocurrency Accounts section of these Standards for additional requirements.),

•shares issued by money market funds;

•shares issued by open-end mutual funds (excluding the PFI Common Stock Fund);

•annuities and life insurance contracts;

•529 plans purchased directly from the state;

•Prudential related securities (must be precleared only by Employees in QMA as well as Designated Persons); and

•Exchange Traded Funds (Employees working within or supporting Pruco Securities, PCG, PGIM Real Estate, excluding GRES, PGIM Real Estate Finance; and certain support functions within PGIM are not required to preclear exchange-traded funds. However, since trades are not automatically reported for European employees, the requirement to preclear ETFs remains in place. Additionally, Employees with preclearance requirements who do not work within the aforementioned units must preclear ETFs).

For Access Persons in GPSI, "Covered Securities" is limited to securities for which the Access Person has access to Material Nonpublic Information.

Discretionary Managed Account – an account managed on a discretionary basis by a person other than the Employee or possibly an algorithmic tool (robo-adviser), over which the Employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. A Discretionary Managed Account must have a formal investment management agreement that provides full discretionary authority to a third-party money manager.

Dividend Reinvestment Plan (DRIPs) – a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

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Employee - any person employed by Prudential. While contingent workers are not Employees, those contingent workers that obtain information regarding the purchase or sale of securities in portfolios managed by the Company may be subject to these Standards, as determined on a case-by-case basis.

FIS Protegent PTA – a third-party vendor system used by Prudential to facilitate the surveillance and reporting of personal securities trading information, disclosures, certifications and reporting. Employees' personal data, including personal trading information, is housed on Prudential's own servers behind the Prudential firewall. Only authorized persons within the Prudential Compliance Department have access to this information.

Immediate Family – any of the following relatives who share the same household with you and are financially connected to you: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, such as a significant other or domestic partner. For example, this could include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. These situations should be reviewed on a case-by-case basis by the business unit compliance officer or SMU.

Initial Public Offering – an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club – a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

Local Business Unit Chief Compliance Officer – the Chief Compliance Officer who is responsible for overseeing your business unit. If you do not know who your Local Business Unit Compliance Officer is contact SMU at PST.help@prudential.com.

Local Business Unit Compliance Officer – the Compliance Officer who is responsible for assisting your business unit. If you do not know who your Local Business Unit Compliance Officer is contact SMU at PST.help@prudential.com.

Material Nonpublic Information - information that is not generally available to the investing public that an investor, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security.

Monitored Persons - the term Monitored Persons refers collectively to Access Persons, Covered Persons, and Designated Persons. This term is used by SMU for back-end monitoring purposes.

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Non-Affiliated Open-End Mutual Funds – an investment company that is not advised or subadvised by Prudential, and whose investment adviser or principal underwriter is not controlled by or under common control with Prudential.

Non-Volitional - a transaction that is not actively initiated by the Employee. This includes but is not limited to: i) transactions in approved Discretionary Managed Accounts; ii) automatic dividend reinvestments; iii) automatic investment plans such as DRIPS, ESPPs, or similar accounts; iv) automatic rebalancing plans; v) allocation changes; and vi) receipt of stock or option bonus awards.

Private Placement - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 there under.

Restricted List – a listing of securities in which trading by Employees, depending on their designation and access, is generally prohibited.

Securities Accounts – a securities account is an account for which an Employee directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in the account. This includes:

•personal accounts;

•accounts in which your spouse has a beneficial interest*;

•accounts in which your minor children or any dependent family member has a beneficial interest*;

•joint or tenant-in-common accounts in which you are a participant;

•accounts for which you act as trustee, executor or custodian;

•accounts over which you exercise control or have investment discretion;

•accounts of any Immediate Family members;

•accounts in which purchases and sales are limited to Affiliated Open-End Mutual Funds; and

•accounts that hold Prudential related closed-end mutual funds.

*Due to applicable laws, Employees located outside of the United States may not be required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest. Such Employees should contact their Local Business Unit Compliance Officer for clarification.

SMU – Prudential's Corporate Compliance Securities Monitoring Unit.

Watch List – a listing of securities in which trading by Employees, depending on their designation and access, may be prohibited.

Prudential Financial, Inc.-For Internal Use Only Rv. 08/29/2018

EXHIBIT B

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS

Employee Classifications	Supervised	Covered	Access	Investment	Broker/ Dealer	Designated Persons
	Persons	Persons	Persons	Persons	Associated
	Only				Persons

Employees may have multiple classifications.
Where conflicts exist between these the classifications, the most stringent requirement will apply.

Acknowledgement Requirements

Complete New Hire, Annual Certifications	Required	Required	Required	Required	Required	Required
and Other Compliance Acknowledgements
and Certifications

Account Reporting Requirements

Report household brokerage	Not	Required	Required	Required	Required	Required for accounts that
accounts and holdings	Required					can hold PRU stock

Maintain Accounts at Authorized	Not	Required	Required	Required	Required	Required for accounts that
Broker/Dealers	Required					can hold PRU stock

Report Affiliated Open-End Mutual Fund	Not	Not Required	Required	Required	Not Required	Not Required
accounts	Required

Preclearance Requirements

Covered Securities	Not	Not Required	Required	Required	Not Required	Required for PRU stock
	Required					trades
		(limited	(exclusions may
		applicability to	apply for GPSI			(Applies to DPs Levels 1-6,
		PRT Covered	and Pruco Access			56A, 560 and all QMA DPs)
		Persons;	Persons)
reference
Covered Person)

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PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS

Employee Classifications	Supervised	Covered	Access	Investment	Broker/ Dealer	Designated Persons
	Persons	Persons	Persons	Persons	Associated
	Only				Persons

Employees may have multiple classifications.
Where conflicts exist between these the classifications, the most stringent requirement will apply.

Securities issued by Prudential "PRU"	Not	Not Required	Not Required	Not	Not Required	Required for PRU stock
	Required			Required		trades
			(QMA Required)	(QMA		(Applies to DPs Levels 1-6,
56A, 560 and all QMA DPs)
Required)

Derivatives and selling short including short sales against the box; hedging transactions including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other financial instruments that are designed to hedge or offset any decrease in market value of equity securities are prohibited activities for all employees.

PESP	Not	Not Required	Not Required	Not	Not Required	Required for PRU stock
	Required			Required		trades
(Applies to DPs Levels 1-6,
56A, 560 and all QMA DPs)

Deferred Compensation Plan	Not	Not Required	Not Required	Not	Not Required	Required for PRU stock
	Required			Required		trades
(Applies to DPs Levels 1-6,
56A, 560 and all QMA DPs)

ETFs (including affiliated ETFs)	Not	Not Required	Required	Required	Not Required	Not Required
Required
			(certain exclusions	(certain
			apply by business	exclusions
			unit; see Covered	apply by
			Security definition)	business
unit; see
Covered
Security
definition)

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PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS

Employee Classifications	Supervised	Covered		Access	Investment	Broker/ Dealer	Designated Persons
	Persons	Persons		Persons	Persons	Associated
	Only					Persons

Employees may have multiple classifications.
Where conflicts exist between these the classifications, the most stringent requirement will apply.

Open End mutual funds	Not	Not Required		Not Required	Not	Not Required	Not Required
	Required				Required

Closed End mutual funds	Not	Not Required		Required	Required	Not Required	Not Required
Required

IPOs	Not	Not Required		Required	Prohibited	Prohibited	Not Required
Required

Private Placements	Not	Not Required		Required	Required	Required	Not Required
Required

Trading and Other Requirements

Access/Investment Person Blackout Period	Does Not	Does Not		Applies based	Applies	Does Not	Does Not Apply
(excluding De Minimis Transaction)	Apply	Apply		on trading unit	(7-day)	Apply
(same day)

Affiliated Open-End Mutual Fund 60-day	Does Not	Does Not		Does Not Apply	Applies	Does Not	Does Not Apply
Holding Period	Apply	Apply				Apply
(Certain Officers
may be subject to
this requirement)

Short-swing profit 60-day holding period	Does Not	Does Not		Does Not Apply	Applies	Does Not	Does Not Apply
(excluding De Minimis Transaction)	Apply	Apply		(Certain	(Certain	Apply

				exclusions apply	exclusions
				to SIRG	apply to
				Investment	SIRG
				Persons and PCS	Investment
				Employees; see	Persons and
				Standards)	PCS
Employees;
see
Standards)

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PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS

Employee Classifications	Supervised	Covered	Access	Investment	Broker/ Dealer	Designated Persons
	Persons	Persons	Persons	Persons	Associated
	Only				Persons

Employees may have multiple classifications.
Where conflicts exist between these the classifications, the most stringent requirement will apply.

Investment Clubs	Permitted	Permitted	Prohibited	Prohibited	Permitted	Permitted

CONTACTS: PST.HELP@PRUDENTIAL.COM

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2018

U.S. Information Barrier Standards

INTRODUCTION

Prudential Financial, Inc.'s ("Prudential") corporate master policy on Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading requires that businesses that routinely or predictably obtain material nonpublic information ("MNPI") about issuers of publicly traded securities have policies and procedures designed to preserve the confidentiality of MNPI and prevent its communication to other areas of the Company unless in accordance with appropriate controls. Such policies and procedures must prohibit sharing MNPI within units except on a need-to-know basis, provide for restricted lists of relevant issuers and prohibit firm and personal trading in securities of restricted issuers. In addition, the policies and procedures of areas that manage investments of Prudential or its clients must establish and maintain information barriers that create appropriate physical and electronic data separation of such units from other investment units and include compliance monitoring procedures and employee training requirements and acknowledgement procedures designed to cause compliance with these Standards. Federal securities laws prohibit trading securities on the basis of MNPI and require Prudential to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of MNPI by Prudential or any Prudential employee.1 These U.S. Information Barrier Standards are designed to ensure that Prudential's investment operations comply with these requirements and imposes restrictions on communication and use of issuer-related information by Prudential investment employees.

These Standards establish Information Barriers between and among Prudential's investment units or groups of investment units identified in Exhibit A to these Standards (each an "Investment Sector"). These Standards are designed to allow Investment Sectors that commonly obtain MNPI about issuers of publicly traded securities to do so without affecting the investment activity of other Investment Sectors. The principal restriction imposed by these Standards is that, without the prior written approval of a Compliance Officer2, employees assigned to an Investment Sector may not communicate any information with respect to identified issuers of publicly traded securities as to which that Investment Sector has MNPI to any employee of another Investment Sector. It also prohibits employees of one Investment Sector from communicating with employees of another Investment Sector for the purpose of eliciting MNPI with respect to issuers of publicly traded securities. In addition, these Standards establish access restrictions, compliance monitoring procedures, training requirements and confirmation procedures that are designed to ensure compliance with the Standards' communication restrictions.

All employees assigned to a Prudential Investment Sector are required to become familiar with and to comply with these Standards and to sign an annual statement confirming their understanding of and compliance with these Standards. Violations of these Standards will be considered serious matters and may lead to serious disciplinary actions, including termination of employment in appropriate cases, to the extent consistent with local law.

Any questions with respect to these Standards should be referred to Compliance Officers or the Law Department.

1In addition, Prudential's Personal Securities Trading Standards provides a description of MNPI and establishes requirements and restrictions relating to employees' personal trading.

2In these Standards, "Compliance Officer" means (i) the Investments Division Chief Compliance Officer for Asset Management, (ii) his or her Deputy Chief Compliance Officer, (iii) the relevant investment unit's senior Compliance Officer or (iv) designee of one of the foregoing.

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1.COMMUNICATION RESTRICTIONS

A.Designation of Investment Sectors. For purposes of these Standards, Prudential's investment units have been designated as or grouped into "Investment Sectors," listed in Exhibit A, that are presumed to have access to the same information about third-party issuers and accordingly share the same restricted list. Investment units and their employees are prohibited from trading securities of issuers on the restricted list to which they are subject, whether for client, proprietary or personal accounts.3 Each Investment Sector and its constituent investment units (including their operations located outside the U.S.) and their employees are considered "walled off" from each other Investment Sector for purposes of the communication and access restrictions set forth in these Standards.

B.Restricted Communications. Without the prior written approval of a Compliance Officer for each Investment Sector, except as provided below, an Investment Sector employee may not communicate to any employee of another Investment Sector any information (whether or not material or nonpublic) with respect to:

(i)an issuer whose name appears on his or her Investment Sector's restricted list; or

(ii)any other identified issuer of publicly traded securities with respect to which he or she has MNPI.4

In addition, Investment Sector employees may not communicate with employees of another Investment Sector for the purpose of:

(i)eliciting MNPI with respect to an issuer of publicly traded securities;

(ii)determining whether they have MNPI with respect to particular issuers of publicly traded securities; or

(iii)determining whether the names of particular issuers of publicly traded securities appear on another Investment Sector's restricted list.

These restrictions apply to both oral and written communication, including communication through e-mail, instant message or text message. If an Investment Sector employee receives a request from an employee of another Investment Sector about an issuer that is on the restricted list to which he or she is subject or about which he or she has MNPI, the employee may provide

3Restricted lists required under these Standards identify issuers of publicly traded securities with respect to which Investment Sectors have MNPI. Investment units may have or be subject to other restricted lists that are outside the scope of these Standards.

4An issuer is covered by paragraph 1B and is deemed "identified" for purposes of these Standards whenever the information in question either includes the issuer's name or other facts from which a knowledgeable investment analyst could infer its identity.

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publicly available information but shall not communicate any other information about the issuer and shall not disclose that the issuer's name appears on the restricted list to which he or she is subject or that he or she has MNPI about the issuer. An employee who receives such a request is required to report it to a Compliance Officer, who will document it and forward a record to Corporate Compliance.

C.Permitted Cross-Wall Communications. (1) Compliance Officers may approve communications otherwise prohibited under paragraph 1B subject to such conditions as they may deem appropriate to ensure that Investment Sector employees will not communicate to employees of another Investment Sector any material non-public information with respect to identified issuers of publicly traded securities. Examples of conditions that may be deemed appropriate on a case-by-case basis include monitoring of oral communications by Compliance Officers or the Law Department, limiting the subjects to be addressed in oral communications, pre-clearing written communications and requiring use of code names in oral and written communications. The Compliance Department shall maintain a log of such approved cross-wall communications.

(2)An Investment Sector employee may communicate about an issuer whose name does not appear on his or her Investment Sector's restricted list and with respect to which he or she does not have MNPI with an employee in another Investment Sector, provided that, if the employee is an investment professional, he or she promptly reports the communication to a Compliance Officer. This requirement applies to both oral and written communication, including communication through e-mail, instant message or text message. Business Unit Compliance shall maintain a log of such reported cross-wall communications. If an Investment Sector employee receives such a communication about an issuer that is on the restricted list to which he or she is subject or about which he or she has MNPI, the employee may provide publicly available information but shall not communicate any other information about the issuer and shall not disclose that the issuer's name appears on the restricted list to which he or she is subject or that he or she has MNPI about the issuer. An Investment Sector employee who receives such a request is required to report it to a Compliance Officer, who will document it and forward a record to Corporate Compliance.

D.Determinations of Materiality; Materiality Guidelines. Questions about the materiality of particular non-public information that Investment Sector employees may have should be referred to Compliance Officers (who may make determinations in consultation with the Law Department) or directly to the Law Department.

Corporate Compliance, in consultation with the Law Department, shall maintain guidelines with respect to the materiality of non-public issuer-related information of the types commonly possessed by Investment Sector employees. The materiality guidelines, and any modifications approved by Corporate Compliance, are available for employees on the Personal Securities Trade Monitoring intranet page. All determinations of the materiality of non-public issuer-related

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information for purposes of these Standards shall be consistent with the materiality guidelines, except in cases where a Compliance Officer, in consultation with the Law Department, determines in writing that the materiality guidelines should not apply.

E.Confidentiality Agreements. This Statement of Standards does not affect any party's rights or obligations under confidentiality agreements restricting the internal or external communication of issuer-related information by Prudential employees. When an investment unit enters into a confidentiality agreement governing information to be received from a third party in connection with an actual or potential investment, the employee who signs the agreement is responsible for determining whether the subject company or its parent is an issuer of publicly traded securities (including debt securities) and, if so, he or she must promptly report the confidentiality agreement to a Compliance Officer so that the issuer may be placed on the Investment Sector's restricted list, unless the employee determines, in consultation with a Compliance Officer, that the confidentiality agreement is not likely to result in receipt of MNPI. If a determination is made that the confidentiality agreement is not likely to result in MNPI, the investment unit must take reasonable precautions to ensure that information is not shared with other investment units within the same investment sector.5

2.ACCESS RESTRICTIONS

A.Internal Meetings. Investment Sector employees must observe the communication restrictions in paragraph 1B in making presentations at any internal meetings where they are aware that employees of another Investment Sector are in attendance. Additionally, without the prior written approval of a Compliance Officer, Investment Sector employees may not attend or participate in those parts of Board of Directors, Investment Committee, Capital and Financial Controls Committee or other oversight meetings (such as Risk Management, PGIM Investment Committee or other meetings attended by employees of other Investment Sectors) or teleconferences or videoconferences during which employees of another Investment Sector make presentations that are expected to include discussion of an identified issuer of publicly traded securities with respect to which the presenting Investment Sector has MNPI.

B.Records. Without the prior written approval of a Compliance Officer, Investment Sector employees may not have access to board or committee memoranda, portfolio reports, paper or electronic files or computer databases prepared or maintained by another Investment Sector that include non-public information with respect to identified issuers of publicly traded securities. For purposes of this paragraph 2B, an Investment Sector's restricted list, as well as non-public quality ratings assigned to issuers of debt securities, shall generally be deemed to incorporate non-public information.

5Note that when a confidentiality agreement governs information to be provided to a third party, the fact that the third party seeks to complete a transaction could involve MNPI requiring the third party to be placed on the Investment Sector's restricted list.

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C.Office Space. All office space occupied by Investment Sector employees must have appropriate access control to limit access to such employees or persons not subject to these Standards or exempted from provisions hereof under paragraph 5A, B or C. Employees of two or more Investment Sectors shall not maintain offices on the same floor of any building, unless the office space for each Investment Sector is physically separated and the only investment unit employees that have free access to each respective space belong to a single Investment Sector. Access should be limited through coded identification cards or another method approved by Compliance Officers.

D.Trading Rooms. Without either the prior written approval of a Compliance Officer or a Compliance escort, Investment Sector employees may not enter a public securities trading room maintained by another Investment Sector.

3.COMPLIANCE MONITORING

A.Restricted Lists. The Compliance unit supporting each Investment Sector shall maintain in electronic format a list of all issuers of publicly traded securities with respect to which such Investment Sector has MNPI. Whenever any Investment Sector employee obtains (from any source, including without limitation data warehouses such as IntraLinks, meetings with corporate insiders and financial statements or projections received from issuers) MNPI with respect to an issuer of publicly traded securities, he or she must immediately notify a Compliance Officer, who shall immediately arrange for the issuer's name to be placed on the Investment Sector's restricted list, except in certain limited situations as provided in paragraph 3B, and maintained thereon until such time as a Compliance Officer concludes that no employee of that Investment Sector possesses MNPI with respect to the issuer. Without the prior written approval of a Compliance Officer and the Law Department, an Investment Sector employee may not purchase or sell, for any account, securities of any issuer whose name appears on the restricted list to which he or she is subject, or any derivative contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

B.Isolated Information Barriers. In certain circumstances, the Investments Division Chief Compliance Officer for Asset Management6, in conjunction with the Law Department, may determine in writing that it is appropriate to place an isolated information barrier around one or more persons within an Investment Sector with respect to an identified issuer about which they have received or are expected to receive MNPI. In these situations, the issuer need not be placed on the Investment Sector's restricted list and investment unit Compliance in

6Or, for any Investment Sector not comprised within Prudential's Investments Division, its Chief Compliance Officer.

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consultation with the Law Department will determine other appropriate procedures and restrictions that may apply. Investment Sector Compliance, in conjunction with the Law Department, shall develop and maintain procedures governing the circumstances in which an isolated information barrier may be established and how it shall be maintained and monitored. These procedures must provide that only specific named individuals be designated; that Corporate

Compliance be advised of their names and the name of the issuer for purposes of monitoring trading; that the barrier be regularly assessed by investment unit Compliance; that written approvals and other appropriate records be maintained; and that the designated individuals be notified of appropriate restrictions on communication about the issuer and be provided guidance on how to conduct themselves while the barrier is in effect. In the event of any breach of an isolated information barrier, investment unit Compliance shall immediately place the issuer on the Investment Sector's restricted list.

C.Monitoring of Investment Sectors that Trade in Public Markets.

Periodically, Corporate Compliance shall arrange for (i) reports of trades executed by Investment Sectors participating in public market activities during the 15 preceding calendar days to be compared with certain Investment Sector restricted lists, (ii) trades in securities of issuers whose names appear on these restricted lists to be identified and (iii) such trading activity to be reviewed and, in appropriate cases, investigated pursuant to procedures approved in writing by Corporate Compliance. Results of these investigations shall be documented.

D.Monitoring of Employee Trading. Corporate Compliance shall arrange for reports of trades executed by Investment Sector employees for their own personal accounts to be compared with the Investment Sector restricted lists in accordance with Prudential's Personal Securities Trading Standards.

4.TRAINING AND CONFIRMATIONS

A.Initial Training. Whenever an employee becomes an Investment Sector employee (other than upon transfer from another Prudential Investment Sector), an appropriate investment unit compliance contact shall provide him or her with copies of these Standards and the materiality guidelines established pursuant to paragraph 1D.

Within 30 days of becoming a new Investment Sector employee, every employee must participate in a training presentation on these Standards by a Compliance Officer, Corporate Compliance or by the Law Department.

B.Periodic Training. Except as approved by a Chief Compliance Officer, each Investment Sector employee must participate in periodic training, preferably once per 12 month period, on these Standards.

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C.Annual Confirmations. At least once in each calendar year, each Investment Sector employee must file with Corporate Compliance written confirmation that he or she (i) has read and understands these Standards, (ii) participated in periodic training on these Standards, (iii) complied with these Standards during the preceding calendar year and (iv) is not aware of any violation of these Standards by another Investment Sector employee that has not been brought to the attention of Compliance or Law. Failure to submit such confirmation in a timely fashion may lead to disciplinary action.

D.Investment Sector Employee Transfers. Whenever an Investment Sector employee transfers to a different Investment Sector, the transferee shall sign and file with investment unit Compliance a statement (i) confirming the signer's understanding of his or her new responsibilities under these Standards and (ii) identifying any issuer of publicly traded securities with respect to which he or she has MNPI. The names of any issuers of publicly traded securities so identified shall be immediately placed on the restricted list of the Investment Sector to which the employee has been transferred unless an isolated information barrier is created in accordance with paragraph 3B above.

5.INDIVIDUALS OR SUPPORT FUNCTIONS DEEMED TO BE "ABOVE"

INFORMATION BARRIERS

A.Investment Sector Senior Officers. Certain Investment Sector Senior Officers, each of whom is listed on Exhibit B, may have management or supervisory responsibility for more than one Investment Sector or may have responsibilities involving non-investments businesses. These Investment Sector Senior Officers are deemed to be "above" the information barrier(s) that separate such Investment Sectors from each other and accordingly shall not be subject to the access and communication restrictions set forth in these Standards relating to such barrier(s), provided that these individuals meet the requirements listed in paragraph 5D below. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee whose Investment Sector does not already have the information without prior approval of a Compliance Officer. Individuals designated as Investment Sector Senior Officers will be notified in writing of their status by investment unit Compliance.

B.Investment Sector Support Functions. Due to their job function and requirements, certain Investment Sector Support Functions, each of which is listed on Exhibit A, may support or have access to information for one or more Investment Sectors. In certain instances, the employees of Investment Sector Support Functions may be deemed to be "above" the information barriers that separate such Investment Sectors and are not subject to the access and communication restrictions set forth in these Standards, provided that these individuals meet the requirements listed in paragraph 5D below. However, Investment Sector Support Function employees who support, and are physically located within space occupied by, an Investment Sector are not

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deemed to be above any information barrier and are deemed to be employees of the Investment Sector they support, other than Compliance Officers and the Law Department who shall in all cases be deemed to be above all information barriers. Employees of the Investment Sector Support Functions who are deemed to be above an information barrier are prohibited from disclosing non- public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval of a Compliance Officer. Units designated as Investment Sector Support Functions will be notified in writing of their status by investment unit Compliance, which will maintain records of the determinations made to designate Investment Sector Support Functions.

C.Additional Limited Exceptions. In certain circumstances, the Investments Division Chief Compliance Officer for Asset Management7, in conjunction with the Law Department, may classify certain individuals as being "above" an information barrier and therefore not subject to the access and communication restrictions set forth in these Standards. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval from a Compliance Officer. Investment unit Compliance will advise such individuals in writing of their status and of any specific restrictions that Compliance determines should apply to their conduct.

D.Above the Information Barrier Criteria. Investment Sector Senior Officers or Support Functions must meet the following criteria in order to be deemed above an information barrier:

i.They do not have trade date access to trading information of any Investment Sector through reports, regular communication or access to trading systems (during normal trading hours).

ii.They do not make trading or investment decisions or have any direct day- to-day investment management responsibilities for any units engaging in public market or private investment activity.

iii.They do not participate in regular periodic meetings where specific securities to be purchased or sold by any investment unit engaging in public market activity are discussed.

6.EXCEPTIONS AND MODIFICATIONS

A.Approval. Prudential's Chief Compliance Officer is authorized to approve exceptions to and modifications of this Statement of Standards. Approvals shall be in writing and shall set forth the basis and rationale therefore and any conditions to which the approval is subject.

7Or, for any Investment Sector not comprised within Prudential's Investment Division, its Chief Compliance Officer.

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B.Information Barrier Breaches. Any known breach of an information barrier shall be documented by investment unit Compliance and a record of the breach shall be sent to Corporate Compliance. When a breach of an information barrier results in material non-public information about an issuer of publicly traded securities being passed to another Investment Sector, unless an isolated information barrier is established pursuant to paragraph 3B, investment unit Compliance must immediately place the issuer on the recipient Investment Sector's restricted list. If, at the time of the breach or promptly thereafter, it is determined that in spite of the fact that the name of the issuer was disclosed to another Investment Sector, no MNPI was disclosed, a Compliance Officer may determine that the issuer does not have to be placed on, or may be removed from, the recipient's restricted list.

7.MISCELLANEOUS

A. Prior Policy Statements. This Statement of Standards supersedes all prior policy statements restricting the communication and use of issuer-related information by Prudential investment units generally and prior exceptions thereto, but it shall not supersede policy statements adopted by particular Prudential investment units that are consistent with these Standards.

B.New Investment Sector Senior Officers and Investment Sectors. Exhibits A and B to these Standards may be amended with the written approval of Prudential's Chief Compliance Officer.

C.Records. Corporate Compliance shall maintain a central file of the materiality guidelines established pursuant to paragraph 1D and all other written approvals, exceptions, violations, confirmations, determinations, memoranda and communications required by this Statement of Standards.

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Exhibit A

Graphic Depiction of Investment Sectors and Infrastructure Barriers Effective January 10, 2018

Investment Sector Senior Officers1

Certain Employees of Investment Sector Support Functions:2 Compliance, Law, Finance, PGIM Executive Support, Internal Audit, PGIM Institutional

Relationship Group, PGIM Institutional Advisory & Solutions, Operations & Systems and Risk Management

A. QMA

C. Fixed Income

Units:	D. Private Investment Sector

E. PGIM Real Estate

Investment Sector

Units:

Quantitative

Management

Associates LLC

Prudential Trust Co. – QMA dual-hatted staff

Restricted List:

QMA Restricted List

B.Jennison Investment Sector

Units:

Jennison Associates

LLC

Prudential Trust Co. – Jennison dual-hatted staff

Restricted List:

Jennison Restricted List

Investment Sector

Units:

PGIM Fixed Income

PGIM (Singapore) Pte. Ltd. – Fixed Income staff

Prudential Investment Management Japan Co., Ltd. (PIMJ)

PGIM Limited – Fixed

Income staff

PGIM Fund Management Limited – Fixed Income staff

Capital Markets Group

Prudential Trust Co. – Fixed Income dual-hatted staff

Restricted List:

Fixed Income Rule10b-5

(Inside Information)

Restricted List

PGIM, Inc. -PGIM Real Estate , excluding GRES

PGIM Real Estate (Europe) and affiliated/related entities (including but not limited to):

•PGIM Limited – PGIM Real Estate staff

•PGIM Fund Management Limited – PGIM Real Estate staff

•PGIM Real Estate Luxembourg

SA

•PGIM Real Estate France SAS

•PGIM Real Estate Germany AG

PGIM Real Estate (PanAsia) and affiliated entities (including but not limited to):

•PGIM (Singapore) Pte. Ltd. – PGIM Real Estate staff

•PGIM Real Estate (Japan) Ltd.

•PGIM (Hong Kong) Limited – PGIM Real Estate staff

•PGIM (Australia) Pty. Ltd.

•PGIM Korea Inc. – PGIM Real Estate staff

PGIM Real Estate-Latin America and affiliated/related entities

PGIM, Inc. -Prudential Capital Group

Prudential Private Placement Investors, L.P.

PRICOA Capital Group Ltd.

PGIM Limited – PCG staff

PGIM Real Estate Finance (all units and locations)

Chief Investment Office

•Portfolio Management

•Alternative Assets

•Investment Analytics & Policy

•Capital Markets Hedging

Enterprise Risk Management (ERM) - Investment Risk Management

ERM Market and Model Risk

Management

Prudential Global Funding

Impact Investments

Restricted Lists:

PCG Portfolio Holding List

90-Day Pricing List

PCG MNPI List

PCG Watch and Early Warning List

PGIM Real Estate Finance MNPI List

PGIM Real Estate MNPI List

Global Real Estate

Securities (GRES)

Investment Sector

Units:

PGIM Inc. –PGIM Real Estate, GRES

PGIM Limited – GRES

PGIM (Singapore) Pte. Ltd.

–GRES

Restricted List:

Global Real Estate

Securities Restricted List

("GRL")

1Certain Investment Sector Senior Officers are deemed to be above the wall, see paragraph 5A, and are listed on Exhibit B.

2Certain employees of Investment Sector Support Functions are deemed to be above the wall, while others are deemed to be employees of the Investment Sector they support. See paragraph 5B.

Exhibit B

Investment Sector Senior Officers

Chairman of PGIM's Real Estate Businesses

President and CEO

Chief Strategy Officer and Head of Marketing and External Relations

CONTACT: PST.Help@prudential.com

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